UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)    (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The adjourned 2011 Annual Meeting of Shareholders of India Globalization Capital, Inc. (the “Company”) held on August 25, 2011, has reconvened multiple times, as previously reported on the Company’s Current Reports on Form 8-K filed on September 1, 2011, September 29, 2011 and October 14, 2011.  The Company reconvened the 2011 Annual Meeting one last time on October 28, 2011.  The only matter submitted to the shareholders at the reconvened meetings, and the voting results thereof, are as follows:

Proposal 3 - Approval of the Issuance of Additional Shares to the Steven M. Oliveira 1998 Charitable Remainder

The Company has reconvened the shareholders subsequent to the 2011 Annual Meeting for the sole purpose of obtaining their approval for the issuance of up to 5,000,000 shares of the Company’s common stock (the “Stock Issuance”), pursuant to a Note and Share Purchase Agreement entered into by the Company on March 24, 2011, to the Steven M. Oliveira 1998 Charitable Remainder Unitrust.

As of the Annual Meeting on August 25, 2011, the voting results were:

Votes for	6,617,817
Votes against	615,961

The foregoing amounted to approximately 31.57% of the total number of outstanding shares having been cast in favor of the Stock Issuance.

The voting results as of the date of the reconvening of the shareholders on September 26, 2011 were:

Votes for	6,649,704
Votes against	615,961

The foregoing amounted to approximately 31.73% of the total number of outstanding shares having been cast in favor of the Stock Issuance.

The voting results as of the date of the reconvening of the shareholders on October 12, 2011 were:

Votes for	9,977,166
Votes against	645,135

The foregoing amounted to approximately 47.6% of the total number of outstanding shares having been cast in favor of the Stock Issuance.

The voting results as of the date of the reconvening of the shareholders on October 28, 2011 were:

Votes for	10,542,279
Votes against	645,135

The foregoing amounted to approximately 50.30% of the total number of outstanding shares having been cast in favor of the Stock Issuance.

At the end of the October 28, 2011 meeting, the Company announced that the shareholders have approved the proposal to issue up to 5,000,000 shares of the Company’s common stock to the Steven M. Oliveira 1998 Charitable Remainder Unitrust having received more than the required 50% of the 20,960,433 shares of the Company’s common stock issued and outstanding.

 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: November 2, 2011	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President